UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

Renalytix plc

(Exact name of registrant as specified in its Charter)

England and Wales	001-39387	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Finsgate

5-7 Cranwood Street

London EC1V 9EE

United Kingdom

(Address of principal executive offices) (Zip Code)

+44 20 3139 2910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.0025 per ordinary share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing two ordinary shares, nominal value £0.0025 per ordinary share	RNLX	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 22, 2023, Renalytix plc (the “Company”) received two written notices (the “Notices”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that (i) because the closing bid price for the Company’s American Depositary Shares (“ADSs”), each representing two ordinary shares, nominal value £0.0025 per share, was below $1.00 per ADS for at least 30 consecutive business days, the Company did not meet the $1.00 per ADS minimum bid price requirement of Nasdaq Listing Rule 5450(a)(1) the (“Minimum Bid Price Requirement”) and (ii) it is not in compliance with the requirement to maintain a minimum market value of listed securities (the “MVLS”) of $50,000,000 for continued listing on The Nasdaq Global Market, as set forth in Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Requirement”).

The Notices have no immediate impact on the continued listing or trading of the Company’s ADSs on The Nasdaq Global Market, which will continue to be listed and traded on The Nasdaq Global Market, subject to the Company’s compliance with the other continued listing requirements.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A) and Nasdaq Listing Rule 5810(c)(3)(C), the Company has a compliance period of 180 calendar days, or until June 19, 2024 (the “Compliance Period”), to regain compliance with the Minimum Bid Price Requirement and the MVLS Requirement. To regain compliance with the Minimum Bid Price Requirement, the closing bid price of the ADSs must be at least $1.00 per ADS for a minimum of ten consecutive business days prior to the end of the Compliance Period. To regain compliance with the MVLS Requirement, the Company’s MVLS must close at $50,000,000 or more for a minimum of ten consecutive business days prior to the end of the Compliance Period.

If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the Compliance Period, the Company may be eligible for an additional 180 calendar day period to regain compliance during which it may transfer to The Nasdaq Capital Market, provided that it meets the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing thereon (except for the bid price requirement) based on the Company’s most recent public filings and market information and notifies Nasdaq of its intent to cure the minimum bid price deficiency. If the Company meets the applicable requirements, Nasdaq may inform the Company that it has been granted an additional 180 calendar days to regain compliance with the Minimum Bid Price Requirement. If, however, it appears to Nasdaq that the Company will not be able to cure the minimum bid price deficiency, or if the Company is otherwise not eligible for listing on The Nasdaq Capital Market, Nasdaq could provide notice that the Company’s ADSs will become subject to delisting. In such event, Nasdaq rules would permit the Company to appeal the delisting determination to a Nasdaq Hearings Panel.

If the Company does not regain compliance with the MVLS Requirement by the end of the Compliance Period, Nasdaq will notify the Company that its securities are subject to delisting, at which point the Company may appeal the delisting determination to a Nasdaq hearings panel. The Company may also choose to transfer the listing of its ADSs to The Nasdaq Capital Market. In order to transfer, the Company must submit an on-line transfer application, pay a $5,000 application fee and meet The Nasdaq Capital Market’s continued listing requirements.

The Company intends to actively monitor its MVLS and the closing bid price of its ADS and may, if appropriate, implement available options to regain compliance with the MVLS Requirement and the Minimum Bid Price Requirement. There can be no assurance that the Company will be able to regain compliance with the MVLS Requirement or the Minimum Bid Price Requirement or maintain compliance with any other listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2023	RENALYTIX PLC

	By:	/s/ James McCullough
Name: James McCullough
Title: Chief Executive Officer